                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Buford Group, Inc.:

We consent to the use of our report included herein and to the references to our firm under the headings "Experts" and "Selected Historical Consolidated Financial Data -- Buford Group, Inc." in the prospectus.


                                             /s/ KPMG LLP

Dallas, Texas
April 12, 2000